Exhibit 10.4
BIOSIG TECHNOLOGIES, INC.
12424 Wilshire Blvd, Suite 745
 Los Angeles, CA 90025
February 14, 2018
Investors listed on signature page hereto

Re: Consent
Ladies and Gentlemen:
Reference is made to that certain Securities Purchase Agreement, dated as of November 3, 2017 (the “Securities Purchase Agreement”), by and among BioSig Technologies, Inc., a Delaware corporation (the “Company”), and certain purchasers identified on the signature pages thereto, including the investors listed on the signature page hereto (the “Investors”), as amended to date, and that certain Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock of the Company, dated November 3, 2017 (the “Certificate”), as amended to date.  All capitalized terms in this letter (the “Letter Agreement”) shall have the meanings assigned to them under the Securities Purchase Agreement, unless otherwise defined herein.
The Company is contemplating entering into a transaction pursuant to the terms set forth in the forms of Securities Purchase Agreement (the “Series E Purchase Agreement”), Certificate of Designation of Preferences, Rights and Limitations of Series E Preferred Stock (the “Series E Certificate”) of the Company and Warrant to Purchase Common Stock in the forms attached hereto as Exhibit A,  Exhibit B and Exhibit C, respectively (the “Series E Financing”).  By signature and countersignature below, the Company and the Investors agree to the following:
1)
The Investors expressly consent to the Series E Financing in all respects, including, without limitation, the Company’s issuance of securities pursuant to the Series E Purchase Agreement and filing of the Series E Certificate with the Secretary of State of the State of Delaware.

2)
From the date of the closing of the Series E Financing and expiring on the 60th day following such date, each Investor may elect, in its sole discretion, to exchange all or some of the Company’s Series D Convertible Preferred Stock held by such Investor for any securities issued to purchasers in the Series E Financing on a $1.00 per stated value for $1.00 new subscription amount basis or, at the option of such Investor, amend the Transaction Documents to give each Investor any or all of the more favorable terms of the Series E Financing. The surrender of Series D Convertible Preferred Stock shall be in lieu of any cash subscription amount required for the participation in the Series E Financing. By way of example, if an Investor elects to subscribe for $100,000, then the Investor shall have the right to surrender the $100,000 in stated value of Series D Convertible Preferred Stock in lieu of cash consideration in the Series E Financing of $100,000.

3)
The consent of the Investors set forth in this Letter Agreement shall be limited as written in the manner and to the extent described herein and nothing in this Letter Agreement shall be deemed to constitute a waiver of compliance by the Company with respect to any other term, provision or condition of the Securities Purchase Agreement or the Certificate, or any other instrument or agreement referred to therein. To the extent of a conflict between the terms of this Letter Agreement and the Securities Purchase Agreement, the terms of this Letter Agreement shall control. The Securities Purchase Agreement and this Letter Agreement shall be read and construed as one agreement.

In consideration of the foregoing, each Investor shall receive a common stock purchase warrant in the form attached hereto as Exhibit D to purchase such amount of the Company’s common stock as set forth across from each Investor’s name on Schedule I hereto.
[Signature Page Follows]

[Signature Page to Side Letter]
Very truly yours,

BioSig Technologies, Inc.

By:
Name:  Kenneth L. Londoner
 Title:  Chief Executive Officer

Acknowledged and Agreed:

Name of Investor:	Names of Investors (if held jointly, as tenants in common, or as community property):

By:______________________________	By: __________________________
Name: Title:	Name: Title:

By: __________________________
Name:
Title:

EXHIBIT A

[Series E Purchase Agreement]

EXHIBIT B

[Certificate of Designation of Preferences, Rights and Limitations
 Of Series E Convertible Preferred Stock]

EXHIBIT C

[Form of Warrant to Purchase Common Stock]

EXHIBIT D
[Form of Investor’s Common Stock Purchase Warrant]

Schedule I

Investor	Number of Warrant Shares